Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:

Contact: John Daniel

Thursday, November 3, 2005

(713) 651-4300

KEY ENERGY RECEIVES AMENDMENT TO CREDIT FACILITY AND

ANNOUNCES CONFERENCE CALL

HOUSTON, TX, November 3, 2005 – Key Energy Services, Inc. (Pink Sheets: KEGS) announced today that its $547.25 million senior credit facility has been amended to increase the amount of capital expenditures allowed under the facility during 2005 and 2006.  The Company also announced that it will hold an investor conference call on November 14, 2005.

AMENDMENT OVERVIEW

The Company has entered into an amendment to its $547.25 million senior credit facility which increases the amount of capital expenditures permitted under the senior credit facility during 2005 and 2006.  Under the terms of the amendment, the Company may make annual capital expenditures of $175 million for 2005 and $200 million for 2006.  Additionally, under certain conditions, up to $25 million of the capital expenditure limit, if not spent in the permitted fiscal year, may be carried over for expenditure in the next succeeding fiscal year.  Previously, the Company was limited in both years to annual capital expenditures of $150 million.  The increase will provide flexibility to support additional investments in the Company’s well service, pressure pumping, rental tool, trucking and wireline services as well as to provide flexibility for potential international projects in 2006.   The Company anticipates that cash flows from operations will be sufficient to support its capital expenditure program.

CONFERENCE CALL

The Company will host a conference call on Monday, November 14, 2005 at 10:00am EDT in conjunction with the release of its monthly rig and trucking hours and the September quarterly select financial data. During the conference call, the Company intends to provide an activity update as well as an update on the restatement process.  To access the call, which is open to the public, please call the conference call operator at the following number: (800) 762-4717 and ask for the “Key Energy Conference Call.” The conference call will also be available on the web. To access the webcast go to www.keyenergy.com and select “Investor Relations.” A replay of the conference call will be available on November 14, 2005 at 5:00pm EDT and will be available for one week. To access the replay, please call (800) 475-6701. The access code for the replay is 802468.

1301 McKinney Street, Suite 1800, Houston, Texas 77010

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, contract drilling, pressure pumping, fishing and rental tools and other oilfield services.  The Company has operations in essentially all major onshore oil and gas producing regions of the continental United States and internationally in Argentina.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects”, “believes”, “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance or the results of the ongoing review and restatements and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: the impact of the Company’s current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the timing and amount of the restatements; the risk of possible changes in the scope and nature of, the time required to complete, the issuance of audit opinions on the Company’s prior year financial statements and the audit of the Company’s 2003 and 2004  financial statements risks that the Company’s inability to complete the restatement of its financial statements will impact operations; risks that the Company will not complete its 2003, 2004 and 2005 financial statements within the time frames established in the Senior Credit Facility, which unless waived by the lenders would constitute a default under the facilities; risk that the Company will not successfully deploy increased capital expenditures and realize growth opportunities and the risk that the Company will have to incur additional borrowings under the Revolving Credit Facility, which will depend on the Company’s ability to generate sufficient cash from operations to obviate the need to borrow, which in turn can be affected by risks inherent to the Company’s business and risks related to the Company’s ability to identify and successfully implement international expansion projects.   Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.